Exhibit 10.1
August 26, 2010
Bakers Footwear Group, Inc.
2815 Scott Avenue, Suite C
St. Louis, Missouri 63103
Re:	Loan Arrangement with Bank of America, N.A.
Ladies and Gentlemen:
     We hereby refer to that certain Second Amended and Restated Loan and Security Agreement dated as of August 31, 2006 (as amended and in effect, the “Loan Agreement”) between Bakers Footwear Group, Inc. (f/k/a Weiss and Neuman Shoe Co.) (the “Borrower”) and Bank of America, N.A. (the “Bank”). All capitalized terms used herein, and not otherwise defined, shall have the same meaning herein as in the Loan Agreement.
     An Event of Default has occurred under Section 10.4 of the Loan Agreement due to the Borrower’s failure to maintain a minimum ratio of EBITDA to Interest Expense of not less than 1.00:1.00, for the months ending June 30, 2010 and July 31, 2010, in violation of Section 5.11 of the Loan Agreement (the “Existing Default”).
     The Borrower has requested that the Bank waive the Existing Default and the Bank is willing to do so, and does hereby waive the Existing Default, provided that such waiver relates only to the Existing Default described above, and shall not be deemed to constitute a continuing waiver of any provision of the Credit Agreement with respect to any other Events of Default, and provided further that in the event that the Madden Transaction has not been consummated, and the Borrower has not received the proceeds therefrom to repay Liabilities outstanding under the Loan Agreement, on or before September 10, 2010, such waiver shall be of no further force and effect and thereafter an Event of Default shall be deemed to have occurred and be continuing. Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect. As used herein, the “Madden Transaction” means the offer and sale of the Borrower’s common stock and the issuance of one or more debentures in an aggregate face principal amount of $5,000,000 by the Borrower to Steven Madden, Ltd. or its affiliates.
     This waiver shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws principles thereof.

Baker’s Footwear Group, Inc.
August 26, 2010

     If you have any questions, please do not hesitate to contact us.

Very truly yours, BANK OF AMERICA, N.A.
By:	/s/ Christine Scott
	Name:	Christine Scott
	Title:	Senior Vice President